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                                                                    EXHIBIT 99.3

           LETTER TO BENEFICIAL OWNERS REGARDING THE OFFER TO EXCHANGE
        $200,000,000 AGGREGATE PRINCIPLE AMOUNT OF 9% SENIOR SUBORDINATED
       DEBENTURES DUE 2009 WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES
                                   ACT OF 1933
                                       FOR
      ALL OUTSTANDING $200,000,000 AGGREGATE PRINCIPLE AMOUNT OF 9% SENIOR
         SUBORDINATED DEBENTURES DUE 2009 WHICH HAVE NOT BEEN REGISTERED
                        UNDER THE SECURITIES ACT OF 1933
                                       OF
                              SILGAN HOLDINGS INC.
              PURSUANT TO THE PROSPECTUS DATED SEPTEMBER ___, 2002

THE EXCHANGE OFFER WILL EXPIRE AT 5:00 PM., NEW YORK CITY TIME, ON OCTOBER ___, 2002, UNLESS EXTENDED (THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN AT ANY TIME PRIOR THE EXPIRATION DATE.

                                                             September ___, 2002
To Our Clients:

         Enclosed for your consideration is a Prospectus dated September __, 2002 (as amended or supplemented from time to time, the "Prospectus") and a Letter of Transmittal (as amended or supplemented from time to time, the "Letter of Transmittal") that together constitute the offer (the "Exchange Offer") by Silgan Holdings Inc., a Delaware corporation (the "Company"), to exchange up to $200,000,000 aggregate principal amount of its 9% Senior Subordinated Debentures due 2009 (the "New Debentures"), which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for all outstanding $200,000,000 aggregate principle amount of 9% Senior Subordinated Debentures due 2009 (the "Old Debentures") which have not been registered under the Securities Act of 1933, upon the terms and conditions set forth in the Prospectus and the Letter of Transmittal.

         These materials are being forwarded to you as the beneficial owner of Old Debentures carried by us for your account or benefit but not registered in your name. A tender of any Old Debentures may be made only by us as the registered holder and pursuant to your instructions. Therefore, the Company urges beneficial owners of Old Debentures registered in the name of a broker, dealer, commercial bank, trust company or other nominee to contact such registered holder promptly if they wish to tender Old Debentures in the Exchange Offer.

         Accordingly, we request instructions as to whether you wish us to tender any or all of your Old Debentures held by us for your account, pursuant to the terms and conditions set forth in the Prospectus and Letter of Transmittal. We also request that you confirm that we may, on your behalf, make the representations made in the Letter of Transmittal that are to be made with respect to you as beneficial owner. We urge you to read carefully the Prospectus and Letter of Transmittal before instructing us to tender your Old Debentures.

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         Your instructions to us should be forwarded as promptly as possible in order to permit us to tender Old Debentures on your behalf in accordance with the provisions of the Exchange Offer. THE EXCHANGE OFFER WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON OCTOBER ___, 2002. Old Debentures tendered pursuant to the Exchange Offer may be withdrawn, subject to the procedures described in the Prospectus, at any time prior to the Expiration Date.

         If you wish to have us tender any or all of your Old Debentures held by us for your account or benefit, please so instruct us by completing, executing and returning to us the instruction form that appears below. The accompanying Letter of Transmittal is furnished to you for informational purposes only and may not be used by you to tender Old Debentures held by us and registered in our name for your account or benefit.

                 INSTRUCTION TO BOOK-ENTRY TRANSFER PARTICIPANT
                              FROM BENEFICIAL OWNER
                  OF 9% SENIOR SUBORDINATED DEBENTURES DUE 2009
                             OF SILGAN HOLDINGS INC.

         The undersigned acknowledge(s) receipt of your letter and the enclosed materials referred to therein relating to the Exchange Offer made by Silgan Holdings Inc.

         This will instruct you to tender the principal amount of Old Debentures indicated below held by you for the account or benefit of the undersigned, pursuant to the terms of and conditions set forth in the Prospectus and the Letter of Transmittal.

         The aggregate face amount of the Old Debentures held by you for the account of the undersigned is (fill in amount):

         $    _____________.

         With respect to the Exchange Offer, the undersigned hereby instructs you (check appropriate box):

         [_] To TENDER the following Old Debentures held by you for the account of the undersigned (insert principal amount of Old Debentures to be tendered, if any)

         $    _____________.

         [_] NOT to TENDER any Old Debentures held by you for the account of the undersigned.

         If the undersigned instructs you to tender the Old Debentures held by you for the account of the undersigned, it is understood that you are authorized
(a) to make, on behalf of the undersigned (and the undersigned, by its signature below, hereby makes to you), any and all representations and warranties contained in the Letter of Transmittal that are to be made with respect to the undersigned as a beneficial owner of the Old Debentures; (b) to agree, on behalf of the undersigned, as set forth in the Letter of Transmittal; and (c) to take such other action as

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necessary under the Prospectus or the Letter of Transmittal to effect the valid tender of Old Debentures.

                                    SIGN HERE

Name of Beneficial Owner(s):

Signature(s):___________________________________________________________________

Name(s) (please print):_________________________________________________________

Address:________________________________________________________________________

Principal place of business (if different from address listed above):___________

________________________________________________________________________________

Telephone Number(s):____________________________________________________________

Taxpayer Identification or Social Security Number(s):___________________________

Date:_________________________

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